Exhibit 99.1
Certain Litigation Matters
Conventional Product Liability Cases:
     A verdict that awarded damages to the plaintiff had been returned in the following Conventional Product Liability Case that was pending against Lorillard Tobacco Company (“Lorillard Tobacco”) as of December 31, 2010, through February 9, 2011:
•	Evans v. Lorillard Tobacco Company (Superior Court, Suffolk County, Massachusetts, filed June 28, 2004).
Class Action Cases:
     The following Class Action Cases were pending against Lorillard Tobacco as of December 31, 2010, through February 9, 2011:
•	Willard Brown v. The American Tobacco Company, et al. (Superior Court, San Diego County, California, filed June 10, 1997).

•	Cleary v. Philip Morris Incorporated, et al. (U.S. District Court, Northern District, Illinois, filed June 3, 1998).

•	Cypret v. The American Tobacco Company, et al. (Circuit Court, Jackson County, Missouri, filed May 5, 1999). Lorillard, Inc. is also a defendant in the case.

•	Parsons v. AC&S Inc., et al. (Circuit Court, Ohio County, West Virginia, filed February 27, 1998).

•	Scott v. The American Tobacco Company, et al. (District Court, Orleans Parish, Louisiana, filed May 24, 1996).

•	Young v. The American Tobacco Company, Inc., et al. (District Court, Orleans Parish, Louisiana, filed November 12, 1997). Lorillard, Inc. is a defendant in the case.
Reimbursement Cases:
     The following Reimbursement Cases were pending against Lorillard Tobacco as of December 31, 2010, through February 9, 2011:
•	City of St. Louis [Missouri] v. American Tobacco Co., Inc., et al. (Circuit Court, City of St. Louis, Missouri, filed November 25, 1998).

•	Crow Creek Sioux Tribe v. The American Tobacco Company, et al. (Tribal Court, Crow Creek Sioux Tribe, filed September 14, 1997). Lorillard, Inc. is also a defendant in the case.

•	National Committee to Preserve Social Security and Welfare v. Philip Morris USA, et al. (U.S. District Court, Eastern District, New York, filed May 20, 2008). In December 2010, the court entered an order that dismissed the case in favor of the defendants. As of February 9, 2011, the deadline for plaintiffs to petition the U.S. Supreme Court had not expired.

•	United States of America v. Philip Morris Incorporated, et al. (U.S. District Court, District of Columbia, filed September 22, 1999).
     In addition, a Reimbursement Case has been filed outside the U.S.:
•	Clalit Health Services v. Philip Morris Inc., et al. (District Court, Jerusalem, Israel).

Antitrust Claims:
     The following Antitrust Cases were pending against Lorillard Tobacco as of December 31, 2010, through February 9, 2011:
•	Smith v. Philip Morris, et al. (District Court, Seward County, Kansas, filed February 7, 2000).

•	Vibo Corporation, Inc. d/b/a/ General Tobacco v. Conway, et al. (U.S. District Court, Western District, Kentucky, filed October 28, 2008).